CSW Energy, Inc./CSW International, Inc.
                            Non-recourse Indebtedness
                                  June 30, 2000
                                   (thousands)


                  Initial                        Inflation
        Type       Term      Rate    Maturity   Adjustment       Amount
---------------  --------  --------  --------  -----------   -----------------

Eurobond         10 years    8.500%    2005       None        pounds  100,000
Eurobond         10 years    8.875%    2006       None        pounds  100,000
Yankee Bond       5 years    7.980%    2001       None        pounds  129,116
Yankee Bond      10 years    8.750%    2006       None        pounds  129,116
Fixed Rate Loan   7 years    8.250%    2003       None        pounds  100,844
Loan Notes        7 years    4.260%    2002       None        pounds   13,676
Revolver          5 years    5.810%    2001       None        pounds   96,000
Senior Notes      5 years    6.875%    2001       None         $      200,000